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Exhibit 99.1

Media Relations Contacts:
Ellen Wolfe
Peregrine Systems, Inc.
(858) 720.5591
 ellen.wolfe@peregrine.com

Peregrine Systems® Notified of Nasdaq Intent to Delist

SAN DIEGO, June 27, 2002—Peregrine Systems, Inc. (NASDAQ: PRGNE) announced today that Nasdaq has informed the company of its intention to delist Peregrine's stock at the opening of business on July 5, 2002, unless the company requests a hearing.

Peregrine currently is out of compliance with Nasdaq Marketplace Rule 4310(C)(14) as a result of its previous announcement that Arthur Andersen LLP had notified the company's board of directors that the financial statements of the company and related audit reports for fiscal 2000 and 2001, and the unaudited financial statements for the first three quarters of fiscal 2002, should not be relied upon. Arthur Andersen's notification to Peregrine was in response to Peregrine's announcement that it would restate its financial results for the same periods.

Marketplace Rule 4310(C)(14) requires that all SEC reports be filed with Nasdaq on a timely basis. Nasdaq has initiated proceedings to delist the company's stock pursuant to this rule. The company has the right to stay the delisting process by requesting a hearing before a Nasdaq Listing Qualifications Panel.

"Peregrine intends to avail itself of the prescribed appeal process with Nasdaq to retain its listing during the audit process being undertaken by our new independent accountants, PricewaterhouseCoopers," said Gary Greenfield, Peregrine CEO.

As a result of the company's filing delinquency, the character "E" will be appended to the company's trading symbol at the opening of business today.

About Peregrine

Founded in 1981 and headquartered in San Diego, Peregrine is the leading provider of Infrastructure Management software. Its solutions reduce costs, improve profitability and release capital, generating a lasting and measurable impact on the productivity of assets and people. Peregrine's software manages the entire lifecycle of an organization's assets. In addition, its Employee Self Service solutions empower employees with anytime, anywhere access to enterprise resources, services and knowledge—resulting in improved productivity and asset utilization. For more information, visit Peregrine's web site at www.peregrine.com.

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Peregrine Systems is a registered trademark of Peregrine Systems, Inc. All other marks are the property of their respective owners.

Forward-Looking Statements

This press release may contain forward-looking statements about Peregrine Systems' business, financial condition, operating results, or financial projections. These statements are based on management's beliefs and certain assumptions, estimates, and projections. As a result, they are subject to numerous risks and uncertainties. In particular, investors should consider the following in connection with the statements made:

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  Peregrine has announced that it intends to restate its financial results for fiscal years 2000 and 2001 and the first three quarters of fiscal 2002. The company also has announced that its audit committee has commenced an internal investigation of its accounting practices, and the SEC has initiated its own formal investigation.

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  Since the announcement of the investigation and restatement, the company has been served with numerous shareholder lawsuits.

The time required to complete the audit committee's investigation and for Peregrine to complete its audit will depend on the scope and magnitude of the accounting inaccuracies that are discovered. The company cannot estimate when it may file its Form 10-K for fiscal 2002. Uncertainties around the company's financial results and condition could cause customers to cancel, delay, or defer purchases of its products. Addressing these internal accounting issues and the pending litigation will also require substantial management time and attention, which may impair the company's relationships with customers, and result in substantial expense. As a result, the company's financial results may be adversely affected in future periods.

Peregrine also recently announced the completion of a secured loan financing and the sale of one of its operating units. The company is attempting to improve its financial condition, but its efforts in this regard may not be successful.

For more information about the risks and uncertainties facing Peregrine's business, please refer to the matters discussed in the company's recent Form 8-K filings and the discussion under the caption "Factors that may affect our future operating results" in the Form 10-K and Forms 10-Q filed with the Securities & Exchange Commission.

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Peregrine Systems® Notified of Nasdaq Intent to Delist